Exhibit 3.1

ARTICLES OF INCORPORATION

OF

SHARPS TECHNOLOGY, INC.

ARTICLE I

NAME AND INITIAL BOARD OF DIRECTORS

The name of the Corporation shall be “Sharps Technology, Inc.”

The initial board of directors will consist of:

Robert M. Hayes

105 Maxess Road, Ste. 124

Melville, New York 11747

Alan R. Blackman

105 Maxess Road, Ste. 124

Melville, New York 11747

Soren Bo Christiansen, MD

105 Maxess Road, Ste. 124

Melville, New York 11747

Paul K. Danner

105 Maxess Road, Ste. 124

Melville, New York 11747

Timothy J. Ruemler

105 Maxess Road, Ste. 124

Melville, New York 11747

ARTICLE II

AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock of one class, all with $0.0001 par value per share and One Million (1,000,000) shares of preferred stock, $0.0001 par value per share.

The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the NRS.

ARTICLE III

PREEMPTIVE RIGHTS

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock.

ARTICLE IV

CUMULATIVE VOTING

Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made party in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person is, was, or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity.

ARTICLE VI

LIMITATION OF LIABILITY

No director shall be personally liable to the Corporation, any of its stockholders or its creditors for money damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended. If the NRS is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders holding a majority of the total voting power of the stockholders.

ARTICLE VIII

BUSINESS COMBINATIONS ACT

The Company hereby elects not to be governed by the provisions of Sections 78.411-78.444 of the NRS.